ARTICLES OF ORGANIZATION
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                                       OF
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                        NUCLEAR MANAGEMENT COMPANY, LLC


          These Articles of Organization are hereby executed by the undersigned for the purpose of forming a Wisconsin limited liability company pursuant to Chapter 183 of the Wisconsin Statutes.

          1.    Name.  The name of the limited liability company is Nuclear
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    Management Company, LLC.

          2.    Name and Address of Registered Agent.  The street address of the
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    initial registered office of the limited liability company is 231 West
    Michigan Street, Milwaukee, WI 53203, and the name of its initial registered agent as such registered office is Walter T. Woelfle.

          3.    Management.   The management of the limited liability company is
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    vested in one or more managers.

          4.     Organizers.   The name and address of the sole organizer of the
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    limited liability company are as follows:


          Name:                            Address:
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          David D. Wilmoth            Quarles & Brady, LLP
                                      411 East Wisconsin Avenue
                                      Milwaukee, WI  53202


          IN WITNESS WHEREOF, the Articles of Organization are hereby executed by the undersigned, the sole organizer of the above-named limited liabilty company, on this 25th day of February, 1999.


                                         /s/ David D. Wilmoth
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                                       Organizer

    This document was drafted by
    and should be returned to:

    David D. Wilmoth
    Quarles & Brady, LLP
    411 East Wisconsin Avenue
    Milwaukee, WI  53202
    (414)  277-5000